UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2010

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2010, Raytheon Company (the “Company”) entered into a new credit facility in the amount of $500 million. On that same day, an existing 364-Day Competitive Advance and Revolving Credit Facility in the amount of $500 million expired in accordance with its terms. The following summary of the new credit facility is qualified in its entirety by the credit agreement that is filed as an exhibit with this Report, to which reference should be made for complete information.

The new credit facility entered into by the Company is a Two-Year and One-Day Competitive Advance and Revolving Credit Agreement (the “2-Year Credit Agreement”) with certain financial institutions as lenders and JPMorgan Chase Bank, N.A., as administrative agent. The 2-Year Credit Agreement provides for a $500 million revolving facility. This $500 million revolving facility matures on November 18, 2012, and requires no scheduled prepayments before that date. The 2-Year Credit Agreement is unsecured.

The interest rates applicable to loans under the 2-Year Credit Agreement involve various rate options that are generally available to the Company. The rates are calculated using a combination of conventional base rate measures plus a margin over those rates. The base rates include an alternative base rate and a Eurodollar rate. The actual rate will depend on the level of these underlying rates plus a margin determined as provided in the 2-Year Credit Agreement, with minimum and maximum margins that are based on the Company’s credit rating. In addition, the Company is permitted to seek loans at interest rates that are determined through a competitive bid process. The 2-Year Credit Agreement also provides for facility fees that vary depending on the Company’s credit rating. As under the Company’s expiring credit agreement, the 2-Year Credit Agreement also provides for conventional affirmative and negative covenants, including continuing financial covenants relating to interest coverage and indebtedness to capitalization. In addition, the 2-Year Credit Agreement contains certain customary representations and warranties, and events of default, similar to those in the expiring credit agreement.

Some of the lenders under the 2-Year Credit Agreement and their affiliates have various relationships with the Company involving the provision of financial services, including cash management, investment banking, and trust and leasing services. In addition, the Company has entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Two-Year and One-Day Competitive Advance and Revolving Credit Agreement by and among Raytheon Company, as the Borrower, the Lenders named therein, Bank of America, N.A., as Syndication Agent, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch, as Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of November 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: November 22, 2010	By:	/S/ JAY B. STEPHENS
Jay B. Stephens
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Two-Year and One-Day Competitive Advance and Revolving Credit Agreement by and among Raytheon Company, as the Borrower, the Lenders named therein, Bank of America, N.A., as Syndication Agent, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch, as Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of November 17, 2010.

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